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                                                                    Exhibit 99.2


                                 RISK FACTORS

Our operating results and financial condition could continue to be harmed if the industries into which we sell our products, such as the communications, electronics and semiconductor industries, remain depressed.

   The current economic downturn has resulted in reduced purchasing and capital spending in many of the markets that we serve worldwide. In particular, the communications, semiconductor and electronics industries are currently in a downward cycle characterized by diminished product demand, excess manufacturing capacity and the erosion of average selling prices.

   We are uncertain how long the current downturn will last. The terrorist attacks on September 11, 2001 may exacerbate this downturn or cause it to linger. Any further decline in our customers' markets or in general economic conditions would likely result in a further reduction in demand for our products and services and could harm our consolidated financial position, results of operations, cash flows and stock price. In addition, we may be required to secure additional debt or equity financing, and we cannot assure you that such financing will be available when required on acceptable terms.




The actions we have taken in response to the recent slowdown in demand for our products and services could have long-term adverse effects on our business.

   Our semiconductor and test and measurement businesses have been experiencing lower revenues due to decreased or cancelled customer orders. Orders for our products and services have decreased in five of the past six quarters. To scale back our operations and decrease our expenses in response to this decrease in demand for our products and services and decrease in our revenue, we have reduced our workforce, frozen hiring, cut back significantly on our use of temporary workers and reduced discretionary spending. We also have initiated short-term facility closures to reduce production levels.

   Earlier this year we announced our plan to reduce our workforce by approximately 4,000 people, or about 9%, by the middle of 2002. In addition, from May 1 to October 31 of this year, we instituted a 10% reduction in pay applicable to all employees globally, wherever legally permissible. The reduction in pay took effect via a 10% reduction in hours for certain employees, in accordance with local law. On November 15, 2001, we announced that we intend to further reduce our workforce by approximately 4,000 people. We also announced that we would reinstate the 10% pay reduction for approximately 2,000 of our senior managers starting from the first quarter fiscal 2002 and that we would effectively reduce the salaries of our other employees by 5%, wherever legally permissible, effective February 2002. In addition to these measures, we are continuing our initiatives to streamline our operations.

   There are several risks inherent in our efforts to transition to a new cost structure. These include the risk that we will not be able to reduce expenditures quickly enough to restore profitability and may have to undertake

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further restructuring initiatives that would entail additional charges. In addition, there is the risk that cost-cutting initiatives will impair our ability to effectively develop and market products and remain competitive in the industries in which we compete. Each of the above measures could have long-term effects on our business by reducing our pool of technical talent, decreasing or slowing improvements in our products, making it more difficult for us to respond to customers, limiting our ability to increase production quickly if and when the demand for our products increases and limiting our ability to hire and retain key personnel. These circumstances could cause our earnings to be lower than they otherwise might be.




As demand for our products does not match our manufacturing capacity, our earnings may continue to suffer.

   Because we cannot immediately adapt our production capacity and related cost structures to rapidly changing market conditions, when demand does not meet our expectations, our manufacturing capacity will likely exceed our production requirements. Currently, we have excess manufacturing capacity as a result of the recent decrease in purchasing and capital spending in the communications, electronics and semiconductor industries. The fixed costs associated with excess manufacturing capacity have adversely affected, and may continue to adversely affect, our earnings. Conversely, if during a market upturn, we cannot increase our manufacturing capacity to meet product demand, we will not be able to fulfill orders in a timely manner, which in turn may have a negative effect on our earnings and overall business.




Failure to adjust our orders for parts due to changing market conditions could adversely affect our earnings.

   Our earnings could be harmed if we are unable to adjust our orders for parts to market fluctuations. In order to secure components for the production of products, we may enter into non-cancelable purchase commitments with vendors, or at times make advance payments to suppliers, which could impact our ability to adjust our inventory to declining market demands. Prior commitments of this type have resulted in an excess of parts as demand for our communications, semiconductor and electronics products has decreased. For example, in the quarter ended October 31, 2001 we incurred a charge of approximately $187 million for excess and obsolete inventory. If the demand for our products continues to decrease, we may experience an excess of parts again and be forced to incur additional charges. By contrast, during a market upturn, our results could be materially and adversely impacted if we cannot increase our parts supply quickly enough to meet increasing demand for our products. Certain parts may be available only from a single supplier or a limited number of suppliers. In addition, suppliers may cease manufacturing certain components that are difficult to substitute without significant reengineering of our products. Suppliers may also extend lead times, limit supplies or increase prices due to capacity constraints or other factors.




Fluctuations in our quarterly operating results may cause volatility in the price of our common stock and the debentures.

   Given the nature of the markets in which we participate, we cannot reliably predict future revenue and profitability. As demand for our products has decreased in recent periods, our quarterly sales and operating results have become highly dependent on the volume and timing of orders received during the quarter, which are difficult to forecast. The reduction in the backlog of our orders also has significantly affected our ability to efficiently plan production and inventory levels, which has led to fluctuations in operating results. In addition, a significant portion of our operating expenses is relatively fixed in nature due to our significant sales, research and development and manufacturing costs. If we cannot adjust spending quickly enough to compensate for a revenue shortfall, this may magnify the adverse impact of a revenue shortfall on our results of operations. Fluctuations in our operating results may cause volatility in the price of our common stock and the debentures.



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We are in the process of implementing new information systems, and problems with the redesign and implementation of these new systems could interfere with our operations.

   We are in the process of implementing new information systems to eventually replace our current systems, which are largely based on legacy systems that we created when we were a part of Hewlett-Packard. We may not be successful in implementing these new systems and transitioning data. As a part of this effort, we are implementing new enterprise resource planning software applications to manage our business operations. Failure to smoothly and successfully implement this and other systems could temporarily interrupt our operations and adversely impact our ability to run our business. In addition, any failure or significant downtime in our legacy or new information systems could prevent us from taking customer orders, shipping products or billing customers and could harm our business.




If we do not introduce successful new products and services in a timely manner, our products and services will become obsolete, and our operating results will suffer.

   We generally sell our products in industries that are characterized by rapid technological changes, frequent new product and service introductions and changing industry standards. Without the timely introduction of new products, services and enhancements, our products and services will become technologically obsolete over time, in which case our revenue and operating results would suffer. The success of our new product and service offerings will depend on several factors, including our ability to:

   .  properly identify customer needs;

   .  innovate and develop new technologies, services and applications;

   .  successfully commercialize new technologies in a timely manner;

   .  manufacture and deliver our products in sufficient volumes on time;

   .  differentiate our offerings from our competitors' offerings;

   .  price our products competitively; and

   . anticipate our competitors' announcements of new products, services or technological innovations.




Economic, political and other risks associated with international sales and operations could adversely affect our results of operations.

   Since we sell our products worldwide, our business is subject to risks associated with doing business internationally. We anticipate that revenue from international operations will continue to represent a substantial portion of our total revenue. In addition, many of our manufacturing facilities and suppliers are located outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:

   . interruption to transportation flows for delivery of parts to us and finished goods to our customers;

   .  changes in foreign currency exchange rates;

   . changes in a specific country's or region's political or economic conditions;

   .  trade protection measures and import or export licensing requirements;

   .  negative consequences from changes in tax laws;

   .  difficulty in staffing and managing widespread operations;

   .  differing labor regulations;

   .  differing protection of intellectual property; and

   .  unexpected changes in regulatory requirements.

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   The terrorist attacks on September 11, 2001 and the U.S. and international response could exacerbate these risks. For example, there may be an increased risk of political unrest in regions such as Southeast Asia, where we have significant manufacturing operations. This could disrupt our ability to manufacture products or important parts as well as cause interruptions and/or delays in our ability to transport products to our customers or parts to other locations for continued manufacture and assembly. Any such delay or interruption could have an adverse effect on our results of operations.




Our business will suffer if we are not able to retain and hire key personnel.

   Our future success depends partly on the continued service of our key research, engineering, sales, marketing, manufacturing, executive and administrative personnel. If we fail to retain and hire a sufficient number of these personnel, we will not be able to maintain or expand our business. Although the labor market has changed dramatically within the past year, and our attrition rate has dropped, there is still intense competition for certain highly technical specialties in geographic areas where we continue to recruit.




Our acquisitions, strategic alliances, joint ventures and divestitures may result in financial results that are different than expected.

   In the normal course of business, we frequently engage in discussions with third parties relating to possible acquisitions, strategic alliances, joint ventures and divestitures. As a result of such transactions, our financial results may differ from the investment community's expectations in a given quarter. In addition, acquisitions and strategic alliances may require us to integrate a different company culture, management team and business infrastructure. We may have difficulty developing, manufacturing and marketing the products of a newly-acquired company in a way that enhances the performance of our combined businesses or product lines to realize the value from expected synergies. Depending on the size and complexity of an acquisition, our successful integration of the entity depends on a variety of factors, including:

    .  the retention of key employees;

    .  the management of facilities and employees in separate geographic areas;

    .  the retention of key customers; and

    . the integration or coordination of different research and development, product manufacturing and sales programs and facilities.

A successful divestiture depends on various factors, including our ability to:

   . effectively transfer liabilities, contracts, facilities and employees to the purchaser;

   . identify and separate the intellectual property to be divested from the intellectual property that we wish to keep; and

   . reduce fixed costs previously associated with the divested assets or business.

   All of these efforts require varying levels of management resources, which may divert our attention from other business operations. If we do not realize the expected benefits or synergies of such transactions, our consolidated financial position, results of operations and stock price could be negatively impacted.




If sales of custom integrated circuits to Hewlett-Packard decline, our semiconductor products revenue will suffer, and we are limited in our ability to sell these integrated circuits to other companies.

   Historically, our semiconductor products business has sold custom products to Hewlett-Packard and has engaged in product development efforts with divisions of Hewlett-Packard. For the three months ended July 31, 2001, Hewlett-Packard accounted for approximately 6.4% of our total net revenue and approximately 27.4% of our semiconductor products business' net revenue. For the nine months ended July 31, 2001, Hewlett-Packard

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accounted for approximately 6.7% of our total net revenue and approximately
30.9% of our semiconductor products business' net revenue.

   We have a license agreement with Hewlett-Packard that covers integrated circuit technology used in custom integrated circuits for Hewlett-Packard's printers, scanners and computers. The license agreement provides that, until November 2002 in some cases and until November 2009 in other cases, we are prohibited, with some exceptions, from using this integrated circuit technology for the development and sale of integrated circuits for use in inkjet products, printer products (including printer supplies, accessories and components), document scanners and computing products to third parties other than Hewlett-Packard.

   Although we have entered into a supply agreement for the sale to Hewlett-Packard of custom integrated circuits used in printers, scanners and computers, the agreement does not require Hewlett-Packard to purchase a minimum amount of product from us. In the event that Hewlett-Packard reduces its purchases of our custom integrated circuits, we would be unable to address this reduction through sales of these kinds of integrated circuits for these types of products to other customers.




We may face significant costs in order to comply with laws and regulations regarding the manufacture, processing, and distribution of chemicals, or regarding notification about chemicals, and if we fail to comply, we could be subject to civil or criminal penalties or be prohibited from distributing our products.

   Some of our chemical analysis business' products are used in conjunction with chemicals whose manufacture, processing, distribution and notification requirements are regulated by the United States Environmental Protection Agency under the Toxic Substances Control Act, and by regulatory bodies in other countries with laws similar to the Toxic Substances Control Act. We must conform the manufacture, processing, distribution of and notification about these chemicals to these laws and adapt to regulatory requirements in all countries as these requirements change. If we fail to comply with these requirements in the manufacture or distribution of our products, then we could be made to pay civil penalties, face criminal prosecution and, in some cases, be prohibited from distributing our products in commerce until the products or component substances are brought into compliance.




Environmental contamination from past operations could subject us to unreimbursed costs and could harm on-site operations and the future use and value of the properties involved.

   Some of our properties are undergoing remediation by Hewlett-Packard for subsurface contaminations that were known at the time of our separation from Hewlett-Packard. Hewlett-Packard has agreed to retain the liability for this subsurface contamination, perform the required remediation and indemnify us with respect to claims arising out of that contamination. The determination of the existence and cost of any additional contamination caused by us could involve costly and time-consuming negotiations and litigation. In addition, Hewlett-Packard will have access to our properties to perform remediation. While Hewlett-Packard has agreed to minimize interference with on-site operations at those properties, remediation activities and subsurface contamination may require us to incur unreimbursed costs and could harm on-site operations and the future use and value of the properties. We cannot be sure that Hewlett-Packard will fulfill its indemnification or remediation obligations.

   We have agreed to indemnify Hewlett-Packard for any liability associated with contamination from past operations at all other properties transferred from Hewlett-Packard to us other than those properties currently undergoing remediation by Hewlett-Packard. While we are not aware of any material liabilities associated with existing subsurface contamination at any of those properties, subsurface contamination may exist, and we may be exposed to material liability as a result of the existence of that contamination.




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Environmental contamination caused by ongoing operations could subject us to substantial liabilities in the future.

   Our semiconductor and other manufacturing processes involve the use of substances regulated under various international, federal, state and local laws governing the environment. We may be subject to liabilities for environmental contamination, and these liabilities may be substantial. Although our policy is to apply strict standards for environmental protection at our sites inside and outside the United States, even if not subject to regulations imposed by foreign governments, we may not be aware of all conditions that could subject us to liability.




We and our customers are subject to various governmental regulations, compliance with which may cause us to incur significant expenses, and if we fail to maintain satisfactory compliance with certain regulations, we may be forced to recall products and cease their manufacture and distribution, and we could be subject to civil or criminal penalties.

   Our businesses are subject to various significant international, federal, state and local, health and safety, packaging, product content and labor regulations. These regulations are complex, change frequently and have tended to become more stringent over time. We may be required to incur significant expenses to comply with these regulations or to remedy violations of these regulations. Any failure by us to comply with applicable government regulations could also result in cessation of our operations or portions of our operations, product recalls or impositions of fines and restrictions on our ability to carry on or expand our operations. In addition, because many of our products are regulated or sold into regulated industries, we must comply with additional regulations in marketing our products.

   Our products and operations are also often subject to the rules of industrial standards bodies, like the International Standards Organization, as well as regulation of other agencies such as the United States Federal Communications Commission. We also must comply with work safety rules. If we fail to adequately address any of these regulations, our businesses will be harmed.

   Our chemical analysis products are used in the drug design and production processes to test compliance with the Toxic Substances Control Act, the Federal Food, Drug and Cosmetic Act and similar regulations. Therefore, we must continually adapt our chemical analysis products to changing regulations.




We are subject to laws and regulations governing government contracts, and our failure to address these laws and regulations or comply with government contracts could harm our business.

   We have agreements relating to the sale of our products to government entities and, as a result, we are subject to various statutes and regulations that apply to companies doing business with the government. The laws governing government contracts differ from the laws governing private contracts. For example, many government contracts contain pricing terms and conditions that are not applicable to private contracts. We are also subject to investigation for compliance with the regulations governing government contracts.




Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products.

   Third parties may claim that we are infringing their intellectual property rights, and we may be found to infringe those intellectual property rights. While we do not believe that any of our products infringe the valid

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intellectual property rights of third parties, we may be unaware of intellectual property rights of others that may cover some of our technology, products and services.

   Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert our management and key personnel from our business operations. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. However, we may not be able to obtain royalty or license agreements on terms acceptable to us, or at all. We also may be subject to significant damages or injunctions against development and sale of certain of our products.

   We often rely on licenses of intellectual property useful for our businesses. We cannot assure you that these licenses will be available in the future on favorable terms or at all. In addition, our position with respect to the negotiation of licenses has changed as a result of our separation from Hewlett-Packard. In the past, as a part of Hewlett-Packard, we benefitted from our access to Hewlett-Packard's entire intellectual property portfolio when asserting counterclaims and negotiating cross-licenses with third parties. Our current patent cross-license agreement with Hewlett-Packard gives us only a limited right to sublicense a portion of Hewlett-Packard's intellectual property portfolio. Accordingly, we may be unable to obtain agreements on terms as favorable as we may have been able to obtain if we could have sublicensed Hewlett-Packard's entire intellectual property portfolio. Nothing restricts Hewlett-Packard from competing with us other than some restrictions on the use of patents licensed to Hewlett-Packard by us.




Third parties may infringe our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury.

   Our success depends in large part on our proprietary technology. We rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our proprietary rights. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results.

   Our pending patent and trademark registration applications may not be allowed, or competitors may challenge the validity or scope of these patents or trademark registrations. In addition, our patents may not provide us a significant competitive advantage.

   We may be required to spend significant resources to monitor and police our intellectual property rights. We may not be able to detect infringement and our competitive position may be harmed before we do so. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share.




If we suffer loss to our factories, facilities or distribution system due to catastrophe, our operations could be seriously harmed.

   Our factories, facilities and distribution system are subject to catastrophic loss due to fire, flood, terrorism or other natural or man-made disasters. In particular, several of our facilities could be subject to a catastrophic loss caused by earthquake due to their location. We have significant facilities in areas with above average seismic activity, such as our production facilities, headquarters and Agilent Laboratories in California and our production facilities in Washington and Japan. If any of these facilities were to experience a catastrophic loss, it could disrupt our operations, delay production, shipments and revenue, and result in large expenses to repair or replace the facility. We self-insure against such losses and do not carry catastrophic insurance policies to cover potential losses resulting from earthquakes.



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Periodic power supply problems in California could harm our business.



   Our corporate headquarters, a portion of our research and development activities, other critical business operations and a certain number of our suppliers are located in California. California has experienced periodic power shortages. Power outages could cause disruptions to our operations and the operations of our suppliers, distributors, resellers and customers. We self-insure against such disruptions and do not carry catastrophic insurance policies to cover potential losses resulting from power shortages or outages. In addition, California has recently experienced rising energy costs that could negatively impact our results.



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